UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011
WILLBROS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11953	30-0513080

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 403-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 21, 2011, Willbros Group, Inc., a Delaware corporation (the “Company” or “Willbros”), entered into the First Amendment to Stockholder Agreement (the “Amendment”) with InfrastruX Holdings, LLC (the “Investor”), amending the Stockholder Agreement dated as of March 11, 2010, by and between such parties (the “Stockholder Agreement”). Prior to the Amendment, the Investor was entitled to name two designees to the Board of Directors for a two-year period following the Company’s acquisition of InfrastruX as long as the Investor and any affiliate transferees of the Investor (collectively, the “Investor Group”) beneficially owned all of the shares of Company common stock received in connection with the Company’s acquisition of InfrastruX Group, Inc. (“InfrastruX”) effective July 1, 2010 (the “Initial Shares”), and, after the earlier of the end of such two-year period or the time when the Investor Group no longer owned all of the Initial Shares, the number of Investor designees to the Board of Directors was to be based on its percentage ownership of the then-outstanding shares of Company common stock, as set forth in the Stockholder Agreement. Under the Amendment, the minimum two-year period described in the preceding sentence was eliminated and the Investor is entitled to name two designees to the Company’s Board of Directors as long as the Investor Group beneficially owns all of the Initial Shares, and any shares of Company common stock issued to former, current or future officers, directors and employees of the Company or its affiliates on or after April 1, 2011 (the “Excluded Interests”) are excluded from the determination of the Investor Group’s ownership for purposes of determining the Investor’s designees. Following the time when the Investor Group no longer beneficially owns all of the Initial Shares, the determination of the Investor Group’s percentage ownership of shares of Company common stock then-outstanding for purposes of determining the number of Investor designees to the Board of Directors will be as follows:
•
for so long as the Investor Group beneficially owns at least 15% of all shares of Company common stock then-outstanding, excluding the Excluded Interests, the Investor will be entitled to two designees on the Company’s Board of Directors, and

•
for so long as the Investor Group beneficially owns at least 10% of all shares of Company common stock then-outstanding, excluding the Excluded Interests, but less than 15% of all shares of Company common stock then-outstanding, excluding the Excluded Interests, the Investor will be entitled to one designee on the Company’s Board of Directors.

Pursuant to the Amendment, the Company agreed to nominate Daniel E. Lonergan, currently a Class I director of the Company, for election as a Class III director of the Company at the 2011 annual meeting of the stockholders of the Company (the “2011 Annual Meeting”), to hold office until not earlier than the 2014 annual meeting of the stockholders of the Company, and to appoint Michael C. Lebens as a Class I director to fill the vacancy caused by the resignation of Mr. Lonergan as a Class I director of the Company, to hold office until not earlier than the 2012 annual meeting of the stockholders of the Company, with such appointment effective upon Mr. Lonergan’s election as a Class III director.
A copy of the Amendment is attached as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01 as though fully set forth herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 21, 2011, Michael J. Bayer notified the Company that he would retire from the Board of Directors effective as of the date of the 2011 Annual Meeting. The 2011 Annual Meeting is scheduled to be held on May 23, 2011.
On April 21, 2011, Daniel E. Lonergan notified the Company of his resignation from the Board of Directors in his position as a Class I director, and his consent to being nominated as a Class III director for election at the 2011 Annual Meeting, subject to and conditioned upon (1) the nomination and recommendation by the Company’s Board of Directors of Mr. Lonergan for election as a Class III director at the 2011 Annual Meeting (which has occurred), (2) Mr. Lonergan’s election at the 2011 Annual Meeting (or appointment prior to May 24, 2011) to serve as a Class III director, and (3) the appointment by the Board of Directors of Michael C. Lebens (another designee of the Investor pursuant to the Stockholder Agreement), effective upon Mr. Lonergan’s election as a Class III director, to fill the unexpired term of Mr. Lonergan’s Class I position on the Company’s Board of Directors. If elected to Class III at the 2011 Annual Meeting, Mr. Lonergan will serve as a Class III director of the Board of Directors for a term expiring at the Annual Meeting of Stockholders of the Company in 2014 and until his successor is duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed.
(d) On April 21, 2011, the Board of Directors of the Company appointed Michael C. Lebens, a designee of the Investor pursuant to the Stockholder Agreement, to serve as a Class I director of the Board of Directors effective at the 2011 Annual Meeting, for a term expiring at the Annual Meeting of Stockholders of the Company in 2012 and until his successor is duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed, to fill the vacancy in Class I created by the resignation of Daniel E. Lonergan from that class, conditioned upon the election of Mr. Lonergan as a Class III director of the Board of Directors at the 2011 Annual Meeting. Mr. Lebens, age 59, is expected to serve on the Nominating/Corporate Governance Committee of the Board of Directors of the Company. Mr. Lebens is an officer but not an employee of TPF II East Texas Gathering, LLC (“TPF II ETG”). TPF II, L.P., a private equity fund, is the parent entity of TPF II ETG. Willbros performed services, including midstream natural gas construction services, for TPF II, L.P., TPF II ETG and other entities in the same consolidated group (the “TPF II Consolidated Group”) for which Willbros received approximately $10.9 million in payments during 2010, and Willbros has performed and will continue to perform services for the TPF Consolidated Group in 2011. As a non-employee director of the Company, Mr. Lebens will receive the same compensation provided to all non-employee members of the Company’s Board of Directors. The compensation of non-employee directors of the Company is described in the Company’s proxy statement for the 2011 Annual Meeting under the caption “Director Compensation.” However, Mr. Lebens has agreed to forego the initial award of shares of restricted stock with a value of $30,000, which is normally provided to non-employee directors on the date on which they are elected or appointed to the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.
(d) The following exhibit is filed herewith:
4.1 First Amendment to Stockholder Agreement dated as of April 21, 2011, between Willbros and InfrastruX Holdings, LLC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: April 26, 2011	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to Stockholder Agreement dated as of April 21, 2011, between Willbros and InfrastruX Holdings, LLC.